EXHIBIT 21

SUBSIDIARIES OF UGI CORPORATION

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
AMERIGAS, INC.	100%	PA
AMERIGAS PROPANE, INC.	100%	PA
AmeriGas Partners, L.P.	(1)	DE
AmeriGas Finance Corp.	100%	DE
AmeriGas Eagle Finance Corp.	100%	DE
AP Eagle Finance Corp.	100%	DE
AmeriGas Finance LLC	100%	DE
AmeriGas Propane, L.P.	(2)	DE
AmeriGas Propane Parts & Service, Inc.	100%	PA
Heritage Energy Resources, LLC	100%	OK
M-P Oils, Ltd.	100%	CANADA
AmeriGas Eagle Holdings, Inc.	100%	DE
AmerE Holdings, Inc.	100%	DE
Active Propane of Wisconsin, LLC	100%	DE
902 Gilbert Street, LLC	100%	NC
Metro Lawn, LLC	100%	DE
AmeriGas Technology Group, Inc.	100%	PA
Petrolane Incorporated	100%	PA
FOUR FLAGS DRILLING COMPANY, INC.	100%	PA
ASHTOLA PRODUCTION COMPANY	100%	PA
UGI ETHANOL DEVELOPMENT CORPORATION	100%	PA
NEWBURY HOLDING COMPANY	100%	DE
UGI ENTERPRISES, INC.	100%	PA
EASTFIELD INTERNATIONAL HOLDINGS, INC.	100%	DE
EUROGAS HOLDINGS, INC.	100%	DE
UGI BLACK SEA ENTERPRISES, INC.	100%	PA
UGI CHINA, INC.	100%	DE
UGI ENERGY SERVICES, LLC (d/b/a UGI EnergyLink)	100%	PA
Energy Services Funding Corporation	100%	DE
Hellertown Pipeline Company	100%	PA
Homestead Holding Company	100%	DE
UGI Asset Management, Inc.	100%	DE
UGI Development Company	100%	PA
UGID Holding Company	100%	DE
UGI Hunlock Development Company	100%	PA
UGI LNG, Inc.	100%	DE
UGI Marcellus, LLC	100%	DE
UGI Storage Company	100%	PA
UGI PennEast, LLC	100%	DE
PennEast Pipeline Company, LLC	20%	DE

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
UGI Sunbury, LLC	100%	DE
UGI Mt. Bethel Pipeline Company, LLC	100%	DE
UGI HVAC ENTERPRISES, INC.	100%	DE
UGI INTERNATIONAL (CHINA), INC.	100%	DE
UGI INTERNATIONAL (ROMANIA), INC.	100%	PA
UGI INTERNATIONAL, LLC	100%	PA
UGI Europe, Inc.	100%	DE
UGI International Holdings BV	100%	NETHERLANDS
Flaga GmbH (3)	100%	AUSTRIA
Flaga Supply and Services GmbH	100%	AUSTRIA
Kosan Gas A/S	100%	DENMARK
Kosan Gas Sverige AB	100%	SWEDEN
Kosan Gas Norge A/S	100%	NORWAY
Kosan Gas Finland Oy	100%	FINLAND
Flaga Suisse GmbH	100%	SWITZERLAND
Zentraleuropa LPG Holding GmbH	100%	AUSTRIA
AmeriGas Polska Sp. z.o.o.	100%	POLAND
Flaga GPL Romania S.r.l.	100%	ROMANIA
Flaga LPG SA	90.59%	ROMANIA
Flaga s.r.o.	100%	CZECH REPUBLIC
ECO Energy Service s.r.o.	(4)	CZECH REPUBLIC
Propantrans s.r.o.	50%	CZECH REPUBLIC
Flaga spol s.r.o.	100%	SLOVAKIA
ECO Energy Service spol s.r.o.	100%	SLOVAKIA
Flaga Gaz Magyarorszag Kft.	100%	HUNGARY
Flaga Hungaria Kft.	100%	HUNGARY
Trans Gas LPG Services S.r.l.	20%	ROMANIA
Flaga NG GmbH	100%	AUSTRIA
UGI France	100%	FRANCE
Antargaz Belgium N.V.	100%	BELGIUM
Antargaz Nederland B.V.	100%	NETHERLANDS
Antargaz Luxembourg S.A.	100%	LUXEMBOURG
Gasbottling N.V.	(5)	BELGIUM
Energy Sud S.A.	(6)	BELGIUM
Antargaz (7)	100%	FRANCE
Aquitaine Rhone Gaz (8)	100%	FRANCE
Gaz Energie Distribution (9)	100%	FRANCE
Norgal	(10)	FRANCE
Butane Du Havre	40%	FRANCE
Rhone Gaz	50.62%	FRANCE
Sigap Ouest	(11)	FRANCE
Sobegal	72%	FRANCE
Gie Donges	50%	FRANCE
Cobogal	(12)	FRANCE

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
SP Queven	50%	FRANCE
Geovexin	44.9%	FRANCE
Groupement Technique Citernes	(13)	FRANCE
Geogaz - Lavera	18.62%	FRANCE
Finagaz (formerly Totalgaz)	100%	FRANCE
Stogaz	100%	FRANCE
Societe Des Gaz Du Sud (Sogasud) (14)	100%	FRANCE
Stodis	(15)	FRANCE
Sigalnor	30%	FRANCE
UGI Midlands Limited	100%	UNITED KINGDOM
AvantiGas Limited	100%	UNITED KINGDOM
Amazon Gas Limited	100%	UNITED KINGDOM
Avanti Renewables Limited	50%	UNITED KINGDOM
Lister Gases Limited	50%	UNITED KINGDOM
Primus Limited	100%	UNITED KINGDOM
UGI ROMANIA, INC.	100%	PA
UGI PROPERTIES, INC.	100%	PA
UGI UTILITIES, INC.	100%	PA
OPERATION SHARE ENERGY FUND	100%	PA
UGI ENERGY VENTURES, INC.	100%	DE
UGI PENN NATURAL GAS, INC.	100%	PA
UGI Penn HVAC Services, Inc.	100%	PA
UGI CENTRAL PENN GAS, INC.	100%	PA
UGI Central Penn Propane, LLC	100%	PA
UGI Petroleum Products of Delaware, Inc.	100%	DE
UGI STONERIDGE I, LLC	100%	DE
UGI Stoneridge II, LLC	100%	DE
UNITED VALLEY INSURANCE COMPANY	100%	VT

(1)	AmeriGas Propane, Inc. and its subsidiary, Petrolane Incorporated, hold a combined 26% (approx.) interest in AmeriGas Partners, L.P.

(2)	1.0101% owned by AmeriGas Propane, Inc., the General Partner, 98.8899% owned by AmeriGas Partners, L.P., a Limited Partner and 0.1% owned by AmeriGas Eagle Holdings, Inc., a Limited Partner.

(3) A nominal share is held by Reinhard Schoëdlbauer.

(4) 90% owned by Flaga s.r.o. and 10% owned by ECO Energy Service spol s.r.o.

(5) 99.5% owned by Antargaz Belgium N.V. and 0.5% owned by Antargaz Luxembourg S.A.

(6) 90% owned by Antargaz Belgium N.V. and 10% owned by Antargaz Luxembourg S.A.

(7) A nominal share is held by each of Monica M. Gaudiosi, Lon R. Greenberg, Eric Naddeo, Kirk R. Oliver, John L. Walsh, and HC Conseil SARL (Mr. Hervé Couffin).

(8) A nominal share is held by each of Eric Doublet, Serge Moisan, Eric Naddeo, Augustin Sarragallet, Philippe Simon and Antoine Willaume.

(9) A nominal share is held by each of Claire Boucher, Félix Charlemagne, Eric Doublet, Eric Naddeo, Augustin Sarragallet and Antoine Willaume.

(10) 52.66% owned by Antargaz and 8.4% owned by Finagaz.

(11) 66% owned by Antargaz and 34% owned by Finagaz.

(12) 15% owned by Antargaz and 45% owned by Finagaz.

(13) 16.67% owned by Antargaz, 16.67% owned by Finagaz and 16.67% owned by Societe Des Gaz Du Sud (Sogasud).

(14) A nominal share is held by each of Denis Lourdelet, Erick Chabanne, Augustin Sarragallet, Celine Thoraval, Serge Moisan and Philippe Simon.

(15) 99.96% owned by Finagaz and 0.04% owned by Stogaz.

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